UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

         Date of report (Date of earliest event reported): July 21, 2006

                             Winsted Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)


        Florida                     0-32333                    65-0972965
    --------------          -----------------------          -------------
   (State or Other          (Commission File Number)         (IRS Employer
    Jurisdiction of                                        Identification No.)
    Incorporation)



                         100 Crescent Court , Suite 100
                         Dallas, Texas            75201
                         ------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (214) 459-8245
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
             AUDIT REPORT OR COMPLETED INTERIM REVIEW.


On July 21, 2006, the management of Winsted Holdings, Inc. (the "Company") concluded that its previously issued financial statements as of and for (i) the year ended December 31, 2005, (ii) the three months ended March 31, 2006, September 30, 2005, June 30, 2005 and March 31, 2005, should no longer be relied as a result of the Company not disclosing violations of the Investment Company Act of 1940 ("Investment Company Act") and the Securities Act of 1933 ("Securities Act") including , but limited to issuance of equity compensation for services to its Chief Executive Officer and others, acquisition of assets from the Company's Chief Executive Officer, issuance of preferred shares of stock to the Company's Chief Executive Officer having preferential voting rights, noncompliance with filing of SEC Form 2E, and effecting reverse splits of the Company's common stock. In addition, the Company did not file schedule of financial highlights.

Accordingly, we will restate our financial statements as of and for the year ended December 31, 2005 by disclosing the effect of these errors in an amended Form 10-K for the fiscal year ended December 31, 2005. We will restate our financial statements for the quarters ended March 31, 2005, June 30, 2005 September 30, 2005 and March 31, 2006 by disclosing the effect of these errors in amended Forms 10-Q for the periods then ended.

As a result of these violations, the Company may be subject to claims by federal and state regulators for any such violations. In addition, if any purchaser of the Company's common stock were to prevail in a suit resulting from a violation of federal or applicable state securities laws, the Company could be liable to return the amount paid for such securities with interest thereon, less the amount of any income received thereon, upon tender of such securities, or for damages if the purchaser no longer owns the securities. As of the date of this Current Report, the Company is not aware of any alleged specific violation or the likelihood of any claim. There can be no assurance that litigation asserting such claims will not be initiated, or that the Company would prevail in any such litigation.

The Company is unable to predict the extent of its ultimate liability with respect to any and all future securities matters. The costs and other effects of any future litigation, government investigations, legal and administrative cases and proceedings, settlements, judgments and investigations, claims and changes in this matter could have a material adverse effect on the Company's financial condition and operating results

The errors were discovered in connection with comments raised by the Securities and Exchange Commission ("SEC") in their review and comment on our Exchange Act filings on Form 10-K for the year ended December 31, 2005. The SEC requested that we provide additional disclosure regarding the Company's violations of the Investment Company Act and the Securities Act as well as the disclosure of financial highlights. Upon review by management of these violations, we discovered our errors. Upon this determination, management and the Board of Directors were alerted to the facts and circumstances regarding the errors in disclosing the violations of the Investment Company Act and the Securities Act. Authorized officers of the Company discussed this matter with the Company's independent public accounting firm who agreed that the Company's annual and quarterly financial statements could not be relied upon and needed to be restated.

   The foregoing description of the new financial statements is not a complete summary. You are urged to read the complete documents on our amended Form 10-K and Form 10-Q, copies of which may be found after filing on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

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ITEM 8.01    OTHER EVENTS

     The registrant has cancelled the proposed vote by a majority of its stockholders on July 28, 2006 to effect the following corporate actions:

1. To approve a reverse split of our common stock on the basis of one post-consolidation share for each 1,500 pre-consolidation shares.
2. To amend and restate Article IV of our Articles of Incorporation to bring into one document the provisions affecting our capital structure.
3. To amend and restate Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series A preferred stock upon the subdivision or combination of our issued and outstanding common stock.
4. To amend and restate Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series B preferred stock upon the subdivision or combination of our issued and outstanding common stock.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.
         --------

         None.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Dated: July 21, 2006
                                        WINSTED HOLDINGS, INC.


                                        By: /s/ Mark Ellis
                                            ------------------------------------
                                                Mark Ellis
                                                Chief Executive Officer


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